Exhibit 10.1
SEPARATION AGREEMENT AND RELEASE OF CLAIMS
This Separation Agreement and Release of Claims ( “Agreement”) is entered into by and between Brickell Biotech, Inc. (the “Company”), and R. Michael Carruthers (“Consultant”) (individually, a “Party”; together, the “Parties”) and will become effective on November 30, 2020 (the “Effective Date”).
Recitals
A.    The Company and Consultant entered into a Consulting Agreement dated as of December 18, 2017; Amendment No. 1 to Consulting Agreement dated as of March 1, 2019; and Amendment No. 2 to Consulting Agreement dated as of December 23, 2019 (as so amended, the “Consulting Agreement”).

B.    The Company and Consultant mutually desire to terminate the Consulting Agreement and all rights, obligations and responsibilities thereunder, except as specified herein.

Agreement
In consideration of the foregoing and the following mutual undertakings, and subject to the terms and conditions of this Agreement, the Parties agree as follows:
1.    Termination of Consulting Agreement. As of the Effective Date the Consulting Agreement shall be terminated with the obligations set forth in its Sections 5 through 8, 14, 16 and 17 (the “Surviving Provisions”) surviving such termination. Consultant acknowledges and agrees that he remains obligated to comply with the Surviving Provisions of the Consulting Agreement according to their terms. The Parties acknowledge and agree that as of the Effective Date, Consultant shall no longer possess or hold the title of, or exercise authority as, the Company’s Chief Financial Officer and principal accounting officer, and Consultant resigns and relinquishes any Company offices held. Consultant agrees to make himself reasonably available if and as needed, on an ongoing basis, to provide truthful information gained during the term of the Consulting Agreement for the Company’s defense of actual or potential claims, with the Company compensating Consultant for actual time required for such cooperation at an hourly rate of $250.00 based on the approximate hourly rate in effect upon termination of the Consulting Agreement.
2.    Separation Benefits. Subject to effectiveness of this Agreement, the Company will amend the award agreement governing each of Consultant’s outstanding Company stock option awards to permit exercise by the Consultant of the portion of such option that is vested as of the Effective Date at any time up to the earlier of (i) the third anniversary of the Effective Date or (ii) the expiration date of such option, subject to Consultant’s ongoing compliance with the terms of this Agreement. Consultant agrees he is relying on his own tax and legal advisors in connection with his entry into this Agreement, exercise of any Company stock options, and/or sale of option shares.

3.    Release. In consideration for, and as a condition to, his receipt of the benefits provided herein:
(a)    To the fullest extent permitted by law, Consultant hereby irrevocably and unconditionally releases, discharges and covenants not to sue the Company and its Representatives (as defined below) from and with respect to all claims, actions, costs and expenses, known or unknown, that Consultant has or may have as of the Effective Date, except for (i) his rights under this Agreement, (ii) his rights under the award agreements and plans governing his stock options, (iii) his rights to indemnification under the Company’s Certificate of Incorporation and By-Laws and to coverage under the Company’s D&O insurance policies, and (iv) his rights as a stockholder (collectively, the “Preserved Rights”).
(b)    This release shall be construed as broadly as lawfully possible and is intended, to the fullest extent permitted by law, to include all claims Consultant may have against the Company and any of its Representatives as of the Effective Date other than the Preserved Rights. This release includes but is not limited to claims arising (i) from Consultant’s service as an officer and independent contractor to the Company and termination of such service, (ii) under any federal, state or local law, (iii) under any contract or agreement between Consultant and the Company, (iv) related to any employment relationship Consultant may assert he had with the Company, notwithstanding Consultant’s acknowledgment and agreement that all services provided by Consultant to Company were as an independent contractor and not as an employee, (v) for expense reimbursements, any benefits or compensation of any kind, and (vi) under any legal or equitable theory, including but not limited to statutory, administrative, contract, tort or common law.
(c)     “Representatives” of the Company to which the foregoing release extends include all of its current and former officers, directors, employees, agents, representatives, stockholders, benefit plans and programs, trusts, trustees, administrators, fiduciaries, insurers, attorneys, accountants, assigns, and all persons acting by, through, under, or in concert with any of the foregoing entities or individuals.
(d)    Consultant represents and warrants that he has not commenced an action of any kind in any forum against the Company or any of its Representatives.
(e)    The Company irrevocably and unconditionally releases, discharges and covenants not to sue Consultant, his estate or his heirs from and with respect to all claims, actions, costs and expenses, known or unknown, that the Company has or may have against the Consultant as of the Effective Date; provided, however, that this release does not extend to (i) the Company’s rights and Consultant’s obligations under the Agreement, Surviving Provisions and/or (ii) any claims that cannot by law be released through this Agreement.
(f)    This Agreement does not constitute an admission by either Party that he or it has violated any law or regulation or committed any wrongful act, and each Party specifically denies having done so. This Agreement may not be introduced into evidence or relied upon in legal or other proceedings except proceedings regarding breach of this Agreement’s terms or in defending legal claims.

4.    Miscellaneous.
(a)    This Agreement supersedes in their entirety all prior written or oral negotiations, representations, or understandings relating to the matters addressed in this Agreement unless otherwise preserved in the Agreement. This Agreement and the Consulting Agreement contain the entire agreement between the Parties relating to the matters addressed in this Agreement, and Consultant agrees and acknowledges that he is not relying on any oral or written representations, statements, promises, or other inducements made by or for the Company or its Representatives except those expressly stated in the Agreement. This Agreement can only be amended or modified by a writing signed by both Parties.
(b)    A declaration by a court of competent jurisdiction that any portion of this Agreement is illegal or unenforceable will not affect the legality, enforceability, or validity of the remainder of this Agreement so long as the economic or legal substance this Agreement contemplates is not affected in any manner materially adverse to any Party.
(c)    This Agreement will be binding upon and inure to the benefit of the Parties' heirs, personal representatives, successors and assigns.
(d)    This Agreement will be construed and enforced in accordance with Colorado law without regard to conflict of laws principles.
(e)    This Agreement may be executed in counterparts or using facsimile or electronic signatures, each of which will have the same force and effect as original signatures.
(f)    Neither Party shall be deemed to be the drafter of this Agreement, which will be interpreted and construed without presumption or inference based upon or against the Party responsible for its drafting, or any part therof.
(g)    Consultant acknowledges that he has had a reasonable opportunity to read and discuss all aspects of this Agreement with legal and tax counsel, fully understands all provisions of it, and is entering into this Agreement voluntarily and under no duress or coercion.
(h)    The Recitals are an integral part of this Agreement and specifically incorporated by reference.

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To evidence their mutual agreement to the foregoing, the Parties have executed this Agreement on the dates stated below.

Brickell Biotech, Inc.

/s/ R. Michael Carruthers		By:	/s/ Andrew Sklawer
R. Michael Carruthers
		Name:	Andrew Sklawer
Date:	November 23, 2020
		Title:	COO

		Date:	November 23, 2020